                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

Contacts:         Peggy Gardner, Public Relations
                  404-828-6051
                  Teresa Finley, Investor Relations
                  404-828-7359



                     UPS 2ND QUARTER EARNINGS CLIMB OVER 18%
                       AS PACKAGE BUSINESS GROWS WORLDWIDE

                 COMPANY RAISES FULL-YEAR EARNINGS EXPECTATIONS

         ATLANTA, July 22, 2004 - UPS (NYSE:UPS) today reported an 18.2% gain in net income for the second quarter on a 7.8% increase in revenue with strong growth in its global small package business. In addition, the company raised its future guidance and expects full year 2004 earnings growth to approach 20%.

         Previously, the company's guidance called for 2004 earnings at the upper end of a 12-to-18% range.

         In the second quarter, total average daily package volume worldwide rose to 13.6 million, a net gain of 550,000 packages per day compared to the prior-year period. Average daily ground volume within the United States climbed almost 5%. International export volume increased 13% with double-digit growth in all regions of the world, led by China with a gain of almost 70%.

         "Our global small package business is vibrant and growing," said Scott Davis, UPS's chief financial officer. "This strong growth is being fueled by our integrated customer technologies, expanded supply chain capabilities and superior service and reliability."

         For the three months ended June 30, consolidated revenue totaled $8.87 billion, up 7.8% from the $8.23 billion reported during the prior-year period. Consolidated operating profit jumped 21.3% to $1.31 billion. Net income totaled $818 million. Earnings per diluted share were $0.72, up 18% from the $0.61 reported for the second quarter of 2003.

         Operating profit and net income for the period a year ago were impacted by a pre-tax loss from the sale of the company's Mail Technologies unit, which was more than offset by a related tax benefit. Adjusting for that prior year reduction in operating profit of $24 million and net income benefit of $14 million, operating profit for the current period rose 18.7% and net income rose 20.6%. Earnings per diluted share rose 20% from the adjusted $0.60 per share reported last year.

                                        - more -

2-2-2

         For the six months ended June 30, consolidated revenues totaled $17.79 billion, an increase of 9.5% compared to the prior-year period. Operating profit totaled $2.53 billion, a gain of 24.8% compared to the period in 2003. Net income increased 21% to $1.58 billion over the earlier period. In addition to the impact of the sale of Mail Technologies, the company's results for the first six months of 2003 were affected by a first quarter write-down in marketable securities, and a reduction to income tax expense resulting from the resolution of various tax matters with the IRS. Adjusting for the impact of these items, operating profit for the first six months of 2004 rose 23.3% and net income improved by 24.1%.

         Second quarter highlights by company segments included:

         [X] International package revenues climbed almost 18% to $1.61 billion as average daily package volume rose 8.5%. Asia export volume increased 17% and U.S. export volume grew an industry-leading 12%. Operating profit soared 72% to $272 million. This unit now contributes more than 20% of UPS's total operating profit.

         [X] U.S. package revenue rose 5.8% to $6.48 billion. Operating profit climbed 7.2% to $892 million and operating margin improved 20 basis points to 13.8%, the highest in two years. Average daily ground volume in the U.S. showed a strong 4.9% gain, contributing to a total domestic volume increase of 3.8%. Next Day Air(R) package volume saw robust growth that actually exceeded the growth rate of ground volume, offsetting the decline in air letter volume stemming from the unusually high mortgage refinancing activity last year. Average revenue per piece rose for all products, with the overall U.S. average revenue per piece increasing 2%.

         [X] Revenue for the non-package segment grew 6.4% to $778 million, while operating profit climbed 62%. Excluding the loss from the 2003 sale of the Mail Technologies business, operating profit increased 28.1%. Revenue for UPS Supply Chain Solutions, the largest unit in the non-package segment, increased 7.2% to $568 million.

         Several developments during the second quarter positioned the company well for future growth. The United States and China agreed to significantly expand aviation rights, unique customer services were developed or enhanced with eBay, Yahoo! Small Business and Toshiba, and UPS Supply Chain Solutions launched a service to help businesses recycle or dispose of unwanted electronics.

                                    - more -

3-3-3

         "The breadth of solutions we bring to our customers is a unique competitive advantage," Davis said. "It is allowing us to deepen our relationships with customers, which is producing bottom-line benefits to all three segments of our business."

         Davis said the company projects third quarter earnings to increase over last year to the range of $0.69 to $0.72 per diluted share and expects full year 2004 earnings growth approaching 20%, compared with last year's adjusted earnings per share of $2.44.

         UPS is the world's largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS's stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com.

                                      # # #

EDITOR'S NOTE: UPS CFO Scott Davis will discuss second quarter results with investors and analysts during a conference call later today at 10:00 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on "Earnings Webcast."


         We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plan.

         In the second quarter of 2003, we recorded a $24 million pre-tax loss and a $38 million tax benefit on the sale of our Mail Technologies business. In the first quarter of 2003, we incurred a $58 million pre-tax impairment charge related to the Company's investment in S&P 500 equity portfolios and benefited from a $55 million reduction to income tax expense due to the resolution of various tax issues with the Internal Revenue Service. We presented operating profit, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. We believe it is useful to present operating profit, net income and earnings per share excluding the impact of the sale of Mail Technologies as this sale has minimal implications on future financial performance. We believe it is useful to present net income and earnings per share excluding the impact of the impairment charge because the Company has been significantly reducing the size of its equity portfolio investments and such investments are not a core business of the Company. We also believe it is useful to present net income and earnings per share excluding the impact of the resolution of the tax issues because the underlying matters that produced the tax benefits were unique and, as resolved, have no bearing on future anticipated tax expense.

                                    - more -
4-4-4


         Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.


         Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED FINANCIAL DATA - SECOND QUARTER


                                                         QUARTER ENDED JUNE 30,                    CHANGE 2Q 2004 VS.
                                          ----------------------------------------------------   2Q 2003 (AS ADJUSTED)
                                                        2003             2003       2003         ---------------------
                                           2004      AS REPORTED     ADJUSTMENTS  AS ADJUSTED      $             %
                                          -------    -----------     -----------  -----------    -------      -------
(financial data in millions,
  except per share amounts)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                   $ 6,480       $ 6,124       $    --       $ 6,124      $   356         5.8%
  International package                     1,613         1,371            --         1,371          242        17.7%
  Non-package                                 778           731            --           731           47         6.4%
                                          -------       -------       -------       -------      -------
  Total revenue                             8,871         8,226            --         8,226          645         7.8%

Operating expenses:
  Compensation and benefits                 5,079         4,754            --         4,754          325         6.8%
  Other                                     2,482         2,392           (24) (a)    2,368          114         4.8%
                                          -------       -------       -------       -------      -------
  Total operating expenses                  7,561         7,146           (24)        7,122          439         6.2%

Operating profit:
  U.S. domestic package                       892           832            --           832           60         7.2%
  International package                       272           158            --           158          114        72.2%
  Non-package                                 146            90            24  (a)      114           32        28.1%
                                          -------       -------       -------       -------      -------
  Total operating profit                    1,310         1,080            24         1,104          206        18.7%

Other income (expense):
  Investment income                            14            10            --            10            4        40.0%
  Interest expense                            (35)          (38)           --           (38)           3        -7.9%
                                          -------       -------       -------       -------      -------
  Total other income (expense)                (21)          (28)           --           (28)           7       -25.0%

Income before income taxes                  1,289         1,052            24         1,076          213        19.8%

Income taxes                                  471           360            38  (a)      398           73        18.3%
                                          -------       -------       -------       -------      -------
Net income                                $   818       $   692       $   (14)      $   678      $   140        20.6%
                                          =======       =======       =======       =======      =======

Net income as a percentage of revenue         9.2%          8.4%                        8.2%

Per share amounts
  Basic earnings per share                $  0.73       $  0.61                     $   0.60
  Diluted earnings per share              $  0.72       $  0.61                     $   0.60

Weighted average shares outstanding
   Basic                                    1,128         1,127                        1,127
   Diluted                                  1,137         1,136                        1,136


(a) The Company recognized a $24 million pre-tax loss and a $38 million tax benefit from the sale of its former Mail Technologies unit.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                    SELECTED OPERATING DATA - SECOND QUARTER



                                                    QUARTER ENDED JUNE 30,             CHANGE
                                                   -----------------------     ----------------------
                                                     2004          2003          $                %
                                                   -------       -------       -------         ------
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                    $ 1,492       $ 1,387       $   105         7.6%
   Deferred                                            734           716            18         2.5%
   Ground                                            4,254         4,021           233         5.8%
                                                   -------       -------       -------
      Total U.S. domestic package                    6,480         6,124           356         5.8%
International package:
   Domestic                                            318           274            44        16.1%
   Export                                            1,183           992           191        19.3%
   Cargo                                               112           105             7         6.7%
                                                   -------       -------       -------
      Total International package                    1,613         1,371           242        17.7%
Non-package:
    UPS Supply Chain Solutions                         568           530            38         7.2%
    Other                                              210           201             9         4.5%
                                                   -------       -------       -------
       Total Non-package                               778           731            47         6.4%
                                                   -------       -------       -------
Consolidated                                       $ 8,871       $ 8,226       $   645         7.8%
                                                   =======       =======       =======

Memo: Gross revenue
     UPS Supply Chain Solutions                    $ 1,172       $ 1,068       $   104         9.7%

Consolidated volume (in millions)                      869           833            36         4.2%

Operating weekdays                                      64            64

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                      1,181         1,179             2         0.2%
   Deferred                                            832           862           (30)       -3.5%
   Ground                                           10,252         9,776           476         4.9%
                                                   -------       -------       -------
      Total U.S. domestic package                   12,265        11,817           448         3.8%
International package:
   Domestic                                            784           742            42         5.7%
   Export                                              521           461            60        13.0%
                                                   -------       -------       -------
      Total International package                    1,305         1,203           102         8.5%
                                                   -------       -------       -------
Consolidated                                        13,570        13,020           550         4.2%
                                                   =======       =======       =======

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                    $ 19.74       $ 18.38       $  1.36         7.4%
   Deferred                                          13.78         12.98          0.80         6.2%
   Ground                                             6.48          6.43          0.05         0.8%
      Total U.S. domestic package                     8.26          8.10          0.16         2.0%
International package:
   Domestic                                           6.34          5.77          0.57         9.9%
   Export                                            35.48         33.62          1.86         5.5%
      Total International package                    17.97         16.44          1.53         9.3%
Consolidated                                       $  9.19       $  8.87       $  0.32         3.6%
                                                   =======       =======       =======


Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                     SELECTED FINANCIAL DATA - YEAR-TO-DATE


                                                                 SIX MONTHS ENDED JUNE 30,                       CHANGE 2004 VS.
                                                 --------------------------------------------------------       2003   (AS ADJUSTED)
                                                                2003          2003              2003           ---------------------
                                                   2004     AS REPORTED    ADJUSTMENTS       AS ADJUSTED          $            %
                                                 --------   -----------   -----------       ------------       --------   ----------

(financial data in millions, except per
  share amounts)
STATEMENT OF INCOME DATA:
Revenue:
  U.S. domestic package                          $ 13,020      $ 12,144      $     --           $ 12,144       $    876        7.2%
  International package                             3,232         2,673            --              2,673            559       20.9%
  Non-package                                       1,538         1,424            --              1,424            114        8.0%
                                                 --------      --------      --------           --------       --------
  Total revenue                                    17,790        16,241            --             16,241          1,549        9.5%

Operating expenses:
  Compensation and benefits                        10,247         9,462            --              9,462            785        8.3%
  Other                                             5,016         4,754           (24)(a)          4,730            286        6.0%
                                                 --------      --------      --------           --------       --------
  Total operating expenses                         15,263        14,216           (24)            14,192          1,071        7.5%

Operating profit:
  U.S. domestic package                             1,723         1,536            --              1,536            187       12.2%
  International package                               541           292            --                292            249       85.3%
  Non-package                                         263           197            24(a)             221             42       19.0%
                                                 --------      --------      --------           --------       --------
  Total operating profit                            2,527         2,025            24              2,049            478       23.3%

Other income (expense):
  Investment income (loss)                             31           (28)           58(b)              30              1        3.3%
  Interest expense                                    (74)          (63)           --                (63)           (11)      17.5%
                                                 --------      --------      --------           --------       --------
  Total other income (expense)                        (43)          (91)           58                (33)           (10)      30.3%

Income before income taxes                          2,484         1,934            82              2,016            468       23.2%

Income taxes                                          907           631           114(a),(b),(c)     745            162       21.7%
                                                 --------      --------      --------           --------       --------
Net income                                       $  1,577      $  1,303      $    (32)          $  1,271       $    306       24.1%
                                                 ========      ========      ========           ========       ========

Net income as a percentage of revenue                 8.9%          8.0%                             7.8%

Per share amounts
  Basic earnings per share                       $   1.40      $   1.16                          $  1.13
  Diluted earnings per share                     $   1.39      $   1.15                          $  1.12

Weighted average shares outstanding
   Basic                                            1,129         1,126                            1,126
   Diluted                                          1,138         1,136                            1,136


(a) The Company recognized a $24 million pre-tax loss and a $38 million tax benefit from the sale of its former Mail Technologies unit in the second quarter of 2003.

(b) The Company recognized a $58 million investment impairment charge ($37 million after tax) during the first quarter of 2003.

(c) The Company recognized a $55 million credit to tax expense for the resolution of various tax contingencies in the first quarter of 2003.

Certain prior year amounts have been reclassified to conform to the current year presentation.

                          UNITED PARCEL SERVICE, INC.
                     SELECTED OPERATING DATA - YEAR-TO-DATE




                                                    SIX MONTHS ENDED JUNE 30,       CHANGE
                                                   ------------------------------------------------
                                                    2004          2003            $           %
                                                   -------       -------       -------       ------
REVENUE (IN MILLIONS):
U.S. domestic package:
   Next day air                                    $ 2,962       $ 2,740       $   222        8.1%
   Deferred                                          1,498         1,414            84        5.9%
   Ground                                            8,560         7,990           570        7.1%
                                                   -------       -------       -------
      Total U.S. domestic package                   13,020        12,144           876        7.2%
International package:
   Domestic                                            654           540           114       21.1%
   Export                                            2,364         1,932           432       22.4%
   Cargo                                               214           201            13        6.5%
                                                   -------       -------       -------
      Total International package                    3,232         2,673           559       20.9%
Non-package:
    UPS Supply Chain Solutions                       1,131         1,030           101        9.8%
    Other                                              407           394            13        3.3%
                                                   -------       -------       -------
       Total Non-package                             1,538         1,424           114        8.0%
                                                   -------       -------       -------
Consolidated                                       $17,790       $16,241       $ 1,549        9.5%
                                                   =======       =======       =======

Memo: Gross revenue
     UPS Supply Chain Solutions                    $ 2,299       $ 2,077       $   222       10.7%

Consolidated volume (in millions)                    1,751         1,659            92        5.5%

Operating weekdays                                     128           127

AVERAGE DAILY PACKAGE VOLUME (IN THOUSANDS):
U.S. domestic package:
   Next day air                                      1,175         1,157            18        1.6%
   Deferred                                            863           853            10        1.2%
   Ground                                           10,322         9,828           494        5.0%
                                                   -------       -------       -------
      Total U.S. domestic package                   12,360        11,838           522        4.4%
International package:
   Domestic                                            797           759            38        5.0%
   Export                                              519           466            53       11.4%
                                                   -------       -------       -------
      Total International package                    1,316         1,225            91        7.4%
                                                   -------       -------       -------
Consolidated                                        13,676        13,063           613        4.7%
                                                   =======       =======       =======

AVERAGE REVENUE PER PIECE:
U.S. domestic package:
   Next day air                                    $ 19.69       $ 18.65       $  1.04        5.6%
   Deferred                                          13.56         13.05          0.51        3.9%
   Ground                                             6.48          6.40          0.08        1.3%
      Total U.S. domestic package                     8.23          8.08          0.15        1.9%
International package:
   Domestic                                           6.41          5.60          0.81       14.5%
   Export                                            35.59         32.65          2.94        9.0%
      Total International package                    17.92         15.89          2.03       12.8%
Consolidated                                       $  9.16       $  8.81       $  0.35        4.0%
                                                   =======       =======       =======

Certain prior year amounts have been reclassified to conform to the current year presentation.